Exhibit 5.1


               Durham, Evans, Jones & Pinegar, P.C.
                    A Professional Corporation
                  50 South Main Street, Suite 50
                    Salt Lake City, Utah 84144
                       Tel: (801) 538-2424
                       Fax: (801) 538-2425



                           May 30, 1997


K.L.S. Enviro Resources, Inc.
3220 North Freeway, Suite 105
Ft. Worth, Texas 76111

Ladies and Gentlemen:

     We have acted as counsel to K.L.S. Enviro Resources, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of the Registration Statement (File No. 333-23117) of the Company on Form SB-2 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering (the
"Offering") by the Selling Stockholders identified as such in the Registration Statement of an aggregate of 5,428,253 shares of Common Stock, par value $.0001 per share (the "Common Stock"), of the Company (the "Shares").

     In so acting, we have reviewed the Registration Statement, including the Prospectus contained therein (the "Prospectus"), the Articles of Incorporation of the Company and the Bylaws of the Company, including, in each case, all amendments to such documents. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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K.L.S. Enviro Resources, Inc.
May 30, 1997
Page 2
________________________


     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares registered for sale by the Selling Stockholders under the Registration Statement have been duly authorized, and the Shares being sold by the Selling Stockholders, are validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the corporate laws of the State of Utah, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

     Very truly yours,

     /s/ Durham, Evans, Jones & Pinegar, P.C.